UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

UNITED CONTINENTAL HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-06033 001-10323	36-2675207 74-2099724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 S. Wacker Drive, Chicago, IL 233 S. Wacker Drive, Chicago, IL	60606 60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As reported in a Current Report on Form 8-K filed on September 8, 2015, (the “Original Form 8-K”) United Continental Holdings, Inc. (the “Company”), the parent company of United Airlines, Inc. (together with the Company, the “Companies”), on September 8, 2015 appointed Oscar Munoz as its President and Chief Executive Officer.  As reported in a Current Report on Form 8-K filed on October 19, 2015, Mr. Munoz has been on a medical leave since October 19, 2015.

This Form 8-K/A amends the Original Form 8-K to describe an employment agreement entered into between the Companies and Mr. Munoz on December 31, 2015.  As disclosed in a press release dated January 7, 2016 and filed as Exhibit 99.1 to a Current Report on Form 8-K also filed by the Companies today, Mr. Munoz received a heart transplant on January 6, 2016.  The Companies currently expect that Mr. Munoz will return from his medical leave and resume the role of President and Chief Executive Officer of the Companies at the end of the first quarter or the beginning of the second quarter of 2016.

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Mr. Munoz

On December 31, 2015, Mr. Munoz and the Companies entered into an employment agreement memorializing the terms of Mr. Munoz’s employment as President and Chief Executive Officer of the Companies (the “Employment Agreement”).  The Employment Agreement provides, among other things:

•                  Term.  The Employment Agreement has a term of five years from its effective date of September 8, 2015 (the “Employment Period”).

•                  Position and Duties.  Mr. Munoz shall serve as President and Chief Executive Officer of the Companies and shall be the Companies’ senior-most executive.  In addition, it is the Company’s expectation that Mr. Munoz will be appointed Chairman of the Company’s Board of Directors at or before the Company’s 2017 Annual Meeting of Stockholders.

•                  Salary and Bonus Compensation.  Mr. Munoz will receive an initial base salary of $1,250,000 per year and, beginning in 2016, be eligible to participate in the Company’s annual cash bonus program.  Mr. Munoz’s target annual bonus will be no less than 200% of his annual base salary.

•                  Long-Term Incentive Award.  Also beginning in 2016, the Company will provide to Mr. Munoz an annual long-term incentive award with a grant date value of at least $10,500,000, to be delivered through vehicles and designs that are generally consistent with those awarded to the Company’s other senior executive officers in each year, provided that Mr. Munoz shall not be eligible to receive such a grant for calendar 2016 until such date as he has been in continuous active service as President and Chief Executive Officer for a period of six months.

•                  Sign-on Compensation.  In consideration of the commencement of Mr. Munoz’s employment with the Companies, and in part to compensate Mr. Munoz for equity awards forfeited at his prior employer, Mr. Munoz will receive sign-on compensation consisting of (i) a cash payment equal to $5,200,000, subject to repayment if Mr. Munoz is terminated for cause or resigns without good reason within the first year of his employment and (ii) a time-based award (the “Initial Award”), granted at the same time as the Company’s 2016 annual equity awards to similarly situated executive officers with a grant date value of $6,800,000 with vesting to occur in three equal installments on the first three anniversaries of the grant date.

•                  Relocation.  Mr. Munoz will be entitled to reimbursement for reasonable expenses associated with traveling between his current home and Chicago, Illinois and securing temporary housing in Chicago up to a maximum of (i) $20,000 per month for the first nine months of the Employment Period and (ii) $10,000 per month for the next three months of the Employment Period, in addition to reimbursement for reasonable moving expenses incurred in connection with his relocation to Chicago in accordance with the Company’s relocation policy for senior executive officers.  It is the expectation of Mr. Munoz and the Companies that Mr. Munoz will relocate to Chicago within eighteen months of the effective date of the Employment Agreement.

•                  Additional Expenses.  Mr. Munoz will be entitled to reimbursement for additional expenses related to his change in employment and relocation, including matters such as reasonable legal fees, tax planning, financial advisory services, home security and estate planning, up to a maximum of $75,000, which shall be paid in 2016.

•                  Severance.  In the event that Mr. Munoz’s employment is terminated without cause or if Mr. Munoz resigns with good reason, then Mr. Munoz will be entitled to certain payments and benefits, including the following: (i) a cash payment of two times Mr. Mr. Munoz’s then-existing base salary plus target bonus, (ii) full vesting of the Initial Award, (iii) pro-rata payment of Mr. Munoz’s annual bonus for the year of termination, based on actual achievement of performance targets and (iv) continuation of Mr. Munoz’s welfare benefits for two years.

•                  Restrictive Covenants.  Mr. Munoz is bound by certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter.

The foregoing summary description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 9.01           Financial Statements and Exhibits.

(d)                              Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated December 31, 2015, among United Continental Holdings, Inc., United Airlines, Inc. and Oscar Munoz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.
UNITED AIRLINES, INC.

	By:	/s/ Jennifer L. Kraft
Name: Jennifer L. Kraft
Title: Deputy General Counsel and Secretary

Dated: January 7, 2016